Exhibit 10.25

LEASE

(A)	DESCRIPTION OF LAND

CT
			Whole or part lot (if state approved new lot/strata lot no)	Property Address
VOL	FOL	MK
( )	( )	7	Part of lot 1631X comprising strata lot U( )	7 Gul Circle Singapore 629363

(B)	LESSOR

	Co regn no	197302345E
	Name	KEPPEL LOGISTICS PTE LTD
	Address	7 Gul Circle Singapore 629363

the registered proprietor of the land above described HEREBY LEASES all its registered estate or interest in the said land to

(C)	LESSEE

	Co regn no	200103248W
	Name	AFFYMETRIX PTE LTD
	Place of Incorporation	Singapore
	Address	#’1 The Gemini, 41 Science Park Road Singapore, 117610

For the term hereinafter stipulated, the Lessee YIELDING AND PAYING to the Lessor therefore the rents hereinafter SUBJECT TO the following prior encumbrances:

(D)              PRIOR ENCUMBRANCES

NIL

AND to the following covenants, conditions and stipulations:

(E)               COVENANTS AND CONDITIONS

1                  INTERPRETATION

1.1               In this Lease the following words and expressions shall where the context so admits have the following meaning :-

“Building” means the office and/or warehouse building and open rooftop space for cooling towers of which the Premises from part and refers to each and every part of the Building and the car parks, service, loading and any other areas the use and enjoyment of which is appurtenant to the Building.

“Conducting Media” means drains, sewers, conduits, flues, gutters, gullies, channels, ducts, shafts, watercourses, pipes, cables, wires and mains or any of them.

“Deposit” means the sum deposited by the Lessee with the Lessor pursuant to clause 3.4.

“Dollars” means Singapore Dollars and the sign “$” shall have the corresponding meaning;

“Floor Area” in relation to the Premises means the floor area specified in Clause 6.6.

“Head Lease” means the lease between the Main Lessor and the Lessor in respect of the Land and includes all amendments or modification thereof;

“Interest” means interest at the rate per annum of twelve per cent (12%) or such other rate or rates as the Lessor may specify from time to time calculated on a daily basis and on the basis of a 365-day year (as well after as before judgment).

“Land” means the land known as Government Resurvey Lot 1631X of Mukim 7 at No.7 Gul Circle Singapore 629563.

“Lease” includes any instruments supplemental to it.

“Lessee” includes, if the Lessee is an individual, his personal representatives and permitted assigns, or if the Lessee is a company, its successors in title and permitted assigns.

“Lessee’s Works” means such fitting out or other works as the Lessee may require to carry out in connection with the use and enjoyment of the Premises in accordance with this Lease, and includes fitting out works referred to in Clause 2.4.

“Lessor” includes its successors, assigns and all persons entitled to the reversion immediately expectant upon the determination of this Lease.

“Main Lessor” means Jurong Town Corporation;

“Month” means a calendar month;

“Required Condition” means the state and condition of the Premises as may be specified by the Lessor and the aforementioned specifications may relate to the concrete topping, ceiling boards, standard lighting and sprinklers originally provided by the Lessor, without any internal fitting-out works by the Lessee.

“Permitted Occupier” means any person on the Demised Premises expressly or by implication with the Lessee’s authority.

“Premises” means the premises described in Schedule 1, the boundaries and location of which are shown in the attached plans marked Annexures A and B, excluding the exterior faces of external walls, the exterior faces of boundary walls and the roof.

“Rent” means the rent for the time being payable by the Lessee in accordance with Schedule 4.

“Requisite Consents” means those permissions, consents, approvals, licenses, certificates and permits in legally effectual form as maybe necessary lawfully to commence, carry out and complete the Lessee’s Works.

“Surveyor” means the registered surveyor for the time being engaged by the Lessor as the surveyor for the Building.

“Term” means the term of years granted by this Lease.

1.2               All references to the approval or consent of the Lessor herein shall mean the written approval or consent of the Lessor and shall include any conditions as may be imposed by the Lessor.

2                  DEMISE

2.1               In consideration of the rents and utilities charges hereinafter reserved and the Lessee’s covenants hereafter contained, the Lessor hereby lets and the Lessee hereby takes ALL the Premises together with the rights set out in Schedule 2 but EXCEPTING AND RESERVING to the Lessor the rights as stated in Schedule 3, for a term of Three (3) years hereinafter called “the Term”) commencing from 1 January 2006 (hereinafter called “the Commencement Date”) subject always to Clause 6.1 below.

2.2               The Lessee acknowledges that the boundaries and configuration of the Premises shown on the enclosed floor plan are subject to the approval of the relevant authorities including the Fire Safety Bureau of the Premises. If any change or amendment to the said boundaries or configuration is required in order to comply with the requirements of the relevant government authorities, the Lessee shall accept the amended boundaries, configuration and area of the Premises and shall not be entitled to demand compensation in respect of the changed area nor claim for damages or any remedy of whatever nature PROVIDED THAT if the amendment to the boundaries, configuration and/or area of the Premises materially and adversely affect the Lessee’s use and enjoyment of the Premises or the Lessee’s business conducted on the Premises, the Lessee may by notice in writing served on the Lessor terminate this Lease forthwith and neither party shall have any claim against the other in connection with the termination.

2.3               The Lessor shall give and the Lessee shall take possession of the Premises on the following dates:

Location of the Premises	Date of Possession

3rd Floor of the Warehouse Building	1 November 2005
Floor 2M of the Main Office Building	1 November 2005
Open Rooftop space for cooling towers	1 November 2005

2.4               Lessee’s Works

2.4.1            The Lessee shall carry out at the Lessee’s own costs and expense all works required by the Lessee for the purpose of fitting out the Premises including the works listed hereunder:-

(a)       installation of all necessary aircon & mechanical ventilation distribution ducts connecting the same to the main ACMV ducts of the Building;

(b)       installation of additional sprinklers and/or any alteration to the sprinklers provided by the Lessor, which may be required by reason of the position of the Lessee’s internal partitions or otherwise;

(c)       installation of all necessary electrical wiring, conducts, fittings and fixtures;

(d)       installation of all necessary controls and detectors.

(e)       installation of Cleanroom facility and its related works for manufacturing of Gene Chips manufacturing;

(f)        necessary work for upgrading the power supply;

(g)       necessary plumbing and sanitary works to increase the toilet facilities;

(h)       obtain the approval/clearance from the relevant authorities for these works; and

(i)        extension of existing electrical substation and addition of switch gears.

2.4.2            Prior to the commencement of the Lessee’s Works, the Lessee shall at its own costs and expense engage consultants to consider and approve the layout and specification for the Lessee’s Works. Such consultants shall not be deemed to be agents or employees of the Lessor and the Lessee shall not have any claim whatsoever against the Lessor in respect of any act, omission, default, misconduct or negligence of any such consultants.

2.4.3            Prior to the commencement of the Lessee’s Works, the Lessee shall its own costs and expense submit to the Lessor for approval all plans, layouts, designs, drawings and specifications for the Lessee’s Works before the Lessee submits the same to any relevant government authority for the approval.

2.4.4            The Lessee shall apply for and obtain the Requisite Consents in relation to the Lessee’s Works.

2.4.5            Prior to the commencement of the Lessee’s Works, the Lessee shall effect and maintain at the Lessee’s cost and expense, comprehensive all risks insurance policies and public liability policies, covering the period from the date of commencement and to the date of completion., of the Lessee’s Works each in an amount not less than Singapore Dollars Two million only (S$2,000,000.00) in respect of any one occurrence with an insurance company approved by the Lessor, naming the Lessor and the Lessee’s fitting out contractor as the co-insured parties for their respective rights and interests.

2.4.6            Following the approval of the Lessor and the obtaining of the Requisite Consents, the Lessee shall proceed to carry out and complete the Lessee’s Works:-

(a)       in accordance with the plans, layouts, designs, drawings, specifications and other details approved by the Lessor in accordance with clause 6.4.2;

(b)       with good and suitable materials;

(c)       under the supervision of an architect or engineer appointed by the Lessee;

(d)       in a good and workmanlike manner in accordance with good building practice and in compliance with the local code of practice;

(e)       so as not to cause any obstruction or interference with the works of other lessees or occupiers of the Building;

(f)        in accordance with the Requisite Consents in relation to the Lessee’s Works;

(g)       in compliance with all statutes, orders and regulations made under codes of practice of local authorities and competent authorities affecting the Lessee’s Works and/or the Premises; and

(h)       with due diligence.

The Lessee’s Works shall only be carried out by a main contractor appointed by the Lessee with the consent of the Lessor, such consent of the Lessor, such consent not to be unreasonably withheld.

The main contractor approved by the Lessor pursuant to this clause shall not be deemed to be an agent or employee of the Lessor and the Lessee shall not have any claim whatsoever against the Lessor in respect of any act, omission, default, misconduct or negligence of any such contractor.

2.4.7            The Lessee shall permit the Lessor and its servants or agents at all reasonable times to enter into and inspect and view the Premises to ascertain if the Lessee’s Works are or have been carried out in accordance with the provisions of this clause 2.4. If any breach of the provisions of this clause 2.4 shall be found upon such inspection, the Lessee shall upon notice by the Lessor take all necessary steps for the rectification of such breach.

2.4.8            The Lessee shall keep the Lessor indemnified against:-

(a)       the breach, non-observance or non-performance of any Requisite Consents in relation to the Lessee’s Works; and

(b)       any claims, demands or proceedings brought by any adjoining owner, lessee, occupier or member of the public arising out of or incidental to the execution of the Lessee’s Works.

2.4.9            Any delay in carrying out or completing the Lessee’s Work shall not be a ground for postponing the commencement of the Term or payment of Rent and other moneys reserved by this Lease, or relieve in any way the Lessee from the performance and observance of the obligations, covenants, conditions and provisions on the Lessee’s part to be performed and observed.

3                  LESSEE’S COVENANTS

The Lessee covenants with the Lessor as follows:-

3.1               Rent, Interest and Taxes

3.1.1            During the whole of the Term, the Lessee shall pay to the Lessor, the Rent at the times and in the manner specified in Schedule 4, without any deduction whatsoever.

3.1.2            If the whole or any part of the Rent and other monies due under this Lease shall remain unpaid after they shall have become due (whether such Rent or other monies be formally demanded or not), then to pay Interest on such Rent (or part thereof) and other monies, as from the date they became due until they are paid to the Lessor and such Interest shall be recoverable from the Lessee as if they were rent in arrears. Nothing in this clause shall entitle the Lessee to withhold or delay any payment of the Rent or any other sum due under this Lease after the date upon which they fall due or in any way prejudice affect or derogate from the rights of the Lessor in relation to such non-payment including (but without prejudice to the generality of the above) under the proviso for re-entry contained in this Lease.

3.1.3            It is hereby agreed that the Rent and other sums payable by the Lessee under this Lease (hereinafter collectively called ‘the Agreed Sum’) shall, as between the Lessor and the Lessee, be exclusive of any applicable goods and services tax, imposition, duty and levy whatsoever (hereinafter collectively called ‘Taxes’) which may from time to time be imposed or charged before, on or after the commencement of this Lease (including any subsequent revisions thereto) by any government, quasi-government, statutory or tax authority (hereinafter called ‘the Authorities’) on or calculated by reference to the amount of the Agreed Sum (or any part thereof) and the Lessee shall pay all such Taxes or reimburse the Lessor for the payment of such Taxes, as the case may be, in such manner and within such period as to comply or enable the Lessor to comply with any applicable orders or directives of the Authorities and the relevant laws and regulations.

If the Lessor or the Lessee (or any person on their behalf) is required by law to make any deduction or withholding or to make any payment, on account of such Taxes, from or calculated by reference to the Agreed Sum (or any part thereof):-

(a)       The Lessee shall pay, without requiring any notice from the Lessor all such Taxes for its own account (if the liability to pay is imposed on the Lessee), or on behalf of and in the name of the Lessor (if the liability to pay imposed on the Lessor) on receipt of written notice from the Lessor, and without prejudice to the foregoing, if the law requires the Lessor to collect and to account for such Taxes, the Lessee shall pay such Taxes to the Lessor (which shall be in addition to the Lessee’s liability to pay the Agreed Sum) on receipt of written notice from the Lessor; and

(b)       The sum payable by the Lessee in respect of which the relevant deduction, withholding or payment is required on account such Taxes, shall be increased to the extent necessary to ensure that after the making of the aforesaid deduction, withholding or payment, the Lessor or any person or persons to whom such sum is to be paid, receives on due date and retains (free from any liability in respect of any such deduction, withholding or Taxes) a net sum equal to what would have been received and retained had no such deduction, withholding or payment been required or made.

The rights of the Lessor under this clause shall be in addition and without prejudice to any other rights or powers of the Lessor under any applicable order or directive of the Authorities or any relevant law or regulation, to recover from the Lessee the amount of such Taxes which may be or is to be paid or borne by the Lessor.

The Lessee shall indemnify and hold harmless the Lessor from any losses, damages, claims, demands, proceedings, actions, costs, expenses, interests and penalties suffered or incurred by the Lessor arising from any claim, demand, proceeding or action that may be made instituted by the Authorities in respect of such Taxes and resulting from any failure or delay on the part of the Lessee in the payment and discharge of any such Taxes.

Without prejudice to any of the foregoing provisions, the Lessee shall pay and reimburse the Lessor for all goods and services tax which may from time to time be imposed or charged on or after the commencement date of this Lease in respect of any supply which may be determined by the Comptroller of Goods and Services Tax under or in connection with the occupation and lease of the Premises and the Lessee shall indemnify and hold harmless the Lessor from any losses, damages, claims, demands, proceedings, actions, costs, expenses, interests and penalties suffered or incurred by the Lessor in respect of any such goods and services tax.

3.2               Utilities & Communications Facilities

3.2.1            To pay all charges including any taxes now or in the future imposed in respect of water, gas, electricity and any other services supplied and metered separately to the Premises which shall be consumed or supplied on or to the Premises, or an appropriate proportion thereof attributable to the Premises and to pay all necessary hire charges for any equipment or appliances supplied to the Lessee by the Singapore Power Ltd or other appropriate authority. In the event of such water, gas, electricity and other services not being supplied and metered separately to the Premises, to pay to the Lessor or proportionate part of the cost thereof, such cost to be calculated by the Lessor and notified to the Lessee by a statement from the Lessor in writing, such statement to be conclusive as to the amount thereof, and in the event of the Public Utilities Board or other equivalent authority responsible for the supply of electricity, gas, water and any other services supplied and used in the Building increasing the charges therefore, the Lessee shall pay to the Lessor a proportionate part of the increased costs thereof, such costs to be calculated by the Lessor and notified to the Lessee by a statement from the Lessor in writing, such statement to be conclusive as to the amount thereof.

3.2.2            If electricity within the Premises shall be separately metered, to apply to the Singapore Power Ltd or other relevant authorities (“PUB”) for the installation and testing of the meter through licensed electrical workers, and to pay all charges directly to PUB.

3.2.3            To make necessary applications to Singtel for the installation of any telex and telephone facilities and bear all necessary expense, fees or usage charges in connection with or in relation to such facilities.

3.3               Property Tax

3.3.1            Property tax imposed or levied by the relevant government authority on the Premises or on the Building (or any part thereof) and as may be appropriate by the Lessor or attributable to the Premises shall be paid as follows:-

(a)       The Lessor shall for the duration of the Term pay property tax levied on or attributable to the Premises but such payment by the Lessor in respect of the Premises shall not exceed property tax calculated (i) on the basis of an annual value equivalent to the annual Rent payable under this Lease; and (ii) at the property tax rate applicable as at date of commencement of this Lease. In the event that any additional property tax is payable on account of (i) the relevant government authority assessing an annual value for the Premises (as increased from time to time whether retrospective or otherwise) which is in excess of the annual value calculated as aforesaid by reference to the annual Rent; and/or (ii) an increase in the property tax rate above the rate applicable as at the date of commencement of this Lease, such additional property tax shall be borne and paid by the Lessee to the Lessor on demand.

(b)       The provisions of this clause 3.3.1 shall continue to apply notwithstanding the expiry or earlier determination of this Lease.

(c)       Objection to any assessment of annual value or imposition of property tax on the Premises during the Term may be made only by the Lessor in its sole discretion or at the request of the Lessee subject to the Lessee’s indemnify as to costs incurred by the Lessor in connection therewith.

3.4               Deposit

3.4.1            Upon the execution of this Lease the Lessee shall have paid to the Lessor a sum of Dollars Three hundred and fifty one thousand, nine hundred and forty only (S$351,940.00) equivalent to Two (2) month’s Rent (hereinafter called “Deposit”) and One (1) month advance rental. Deposit shall be maintained at an amount equivalent to Two (2) month’s Rent during the Term. The Deposit shall be held by the Lessor as security for the due observance and performance by the Lessee of all the several covenants stipulations and agreements on the part of the Lessee herein contained.

3.4.2            If the Lessee shall commit a breach of any of the provisions of this Lease, the Lessor shall be entitled but not obliged to apply the whole or such part of the Deposit in or towards payment of any moneys outstanding or making good any breach by the Lessee or to deduct from the Deposit the loss or expense to the Lessor occasioned by such breach but without prejudiced to any other remedy which the Lessor may be entitled. If any part of the Deposit shall applied by the Lessor in accordance herewith, the Lessee shall on demand by the Lessor forthwith deposit in cash with the Lessor the amounts so applied by the Lessor.

3.5               Insurance

3.5.1            At the times during the Term and during any period of holding over the Lessee shall at its sole cost and expense take out and keep in force the following insurance policies with an international insurance company which is in charge of the international insurance program of the Lessee:

(a)       comprehensive public liability insurance policy in the name of the Lessee against claims for personal injury death or property damage or loss arising out of all operations of the Lessee in the Premises of an amount not less than Dollars Five million only (S$5,000,000.00) or such higher amount or amounts as may from time to time be agreed by both parties in respect of any one occurrence, such policy shall be extended to include the Lessee’s legal liability for loss of or damage to the Premises (including all fixtures and fittings therein) and in this regard, the Lessee shall ensure that the relevant exclusion in the said public liability policy relating to the property in the care, custody or control of the Lessee or any servant of the Lessee, be deleted entirely, unless the Lessee intentionally damages such property or such loss or damaged is caused by the Lessee’s gross negligence.

(b)       an adequate insurance policy against loss or damage by fire on internal partitions and all goods and assets belonging to or held in trust by the Lessee in the Premises;

(c)       workmen compensation in respect of its workers and employees in accordance with the requirements of the Workmen Compensation Act (Cap.354).

3.5.2            The Lessee shall include a waiver of subrogation clause in favour of the Lessor in the insurance policy against loss or damage by fire. The Lessee shall ensure that its insurers agree to waive any right of contribution against the Lessor’s insurers. The Lessee further waives any claims against the Lessor and release the Lessor from any liability for any loss or damage that would be payable under the insurance to be taken out under Clause 3.5.1 (b). The waivers herein shall not apply to any case of intentional damage by the Lessor.

3.5.3            The Lessor shall include a waiver subrogation clause in favour of the Lessee in the insurance policy against loss or damage by fire. The Lessor shall ensure that its insurers agree to waive any right of contribution against the Lessor’s insurers. The Lessor further waives any claims against the Lessee and release the Lessee from any liability for any loss or damage that would be payable under the insurance against loss or damage by fire taken out by the Lessor. The waivers herein shall not apply to any case of intentional damage by Lessee.

3.5.4            All policies of insurers required to be effected by the Lessee shall be taken out with an international insurance company, which is in charge of the international insurance program of the Lessee. Copies of such policies of insurance shall be produced and lodged with the Lessor by the Lessee without demand, within thirty (30) days of the commencement of the Term and within thirty (30) days of the renewal of such polices.

3.6               Repair

3.6.1            The obligations in this clause 3.6 extend to all improvements and additions to the Premises and all Lessor’s fixtures, fittings and appurtenances of whatever nature affixed or fastened to the Premises.

3.6.2            If any damage or injury is caused to the Lessor or to any person whomsoever directly or indirectly on account of the condition of any part of the interior of the Premises (including flooring, walls, ceiling, doors, windows, curtain wall and its related parts including fluorocarbon coating thereon and other fixtures), to be wholly responsible therefor and to fully indemnify the Lessor against all claims, demands, actions and legal proceedings whatsoever made upon the Lessor by any person in respect thereof. In the interpretation and application of the provisions of this sub-clause, the decision of a mutually agreed upon independent surveyor or architect shall be final and binding upon the Lessor and the Lessee.

3.6.3            To give immediate notice to the Lessor or its building supervisor of any defects or damage to the Premises or any fittings fixtures or other facility provided by the Lessor.

3.7               Alterations

3.7.1            Not to make any alterations or additions to or affecting the structure or exterior of the Premises or the appearance of the Premises as seen from the exterior except in accordance with the plan approved by the Lessor in accordance with clause 6.4.2.

3.7.2            Not to paint or make any additions or alterations or exert any force or load on the curtain wall, its frame structure and all its related parts or to place or affix any structures or articles or materials thereon which would otherwise render the warranty granted in favour of the Lessor in respect of such wall and structure null and void, except in accordance with the plans approved by the Lessor in accordance with clause 6.4.2.

3.7.3            Not without the prior written consent of the Lessor to make any other alterations or additions to the Premises, except in accordance with the plans approved by the Lessor in accordance with clause 6.4.2. For purpose of seeking the Lessor’s consent herein, the Lessee shall submit to the Lessor all plans, layouts, designs, drawings, specifications and details of proposed materials to be used for any proposed alterations and additions. Alterations and additions for the purpose of this clause shall include but shall not be limited to works relating to:-

(a)       internal partitions, floors and ceilings within the Premises;

(b)       electrical wiring, conduits, light fittings and fixtures;

(c)       air-conditioning installations, ducts and vents;

(d)       fire protection devices;

(e)       all plumbing and gas installations, pipes, apparatus, fittings and fixtures;

(f)        all mechanical and electrical engineering works.

3.7.4            All alterations and additions to the Premises shall only be carried out by the main contractor appointed by the Lessee and with the consent of the Lessor, such consent not to be unreasonably withheld.

3.7.5            All planning and other consents necessary or required pursuant to the provisions of any statute, rule, order, regulation or by-law for any alteration or addition to the Premises or any part thereof, shall be applied for and obtained by the Lessee at its own cost and expense.

3.7.6            The Lessee shall carry out and complete all alterations and additions to the Premises in accordance with plans, layouts, designs, drawings, specifications and using materials approved by the Lessor pursuant to clause 3.7.3 in a good and workmanlike manner in accordance with all planning and other consents referred to in clause 3.7.5.

3.7.7            The Lessee shall not without the prior written approval of the Lessor (such approval not to be unreasonably withheld), install or erect any exterior lighting, shade, canopy or awning or other structure in front of or elsewhere outside the Premises.

3.7.8            Not to change or in any way vary the front of the Premises and the entrance door provided or approved by the Lessor for access to the Premises and not to install locks, bolts or other fittings to the said entrance door additional to those supplied or approved by the Lessor or in any way to cut or alter the said entrance door without having the prior written consent of the Lessor, such consent not to be unreasonably withheld.

3.8               Lessor’s right of inspection and right of repair

3.8.1            Upon the request of the Lessor, to permit the Lessor and its servants or agent by prior appointment and at the time stipulated by the Lessee to enter into, inspect and view that portion of the Premises shown edged in yellow in the plan set out in Annexure A and examine their condition and also to take schedule of fixtures in the Premises.  If schedule of fixture is needed, Lessor will reasonably make arrangements with Lessee and schedule work to be done outside of normal business hours and/or work with Lessee as to not disrupt the normal operations of Lessee.

3.8.2            If any breach of covenant, defects, disrepair, removal of fixtures or unauthorized alterations or additions shall be found upon such inspection for which the Lessee is liable then upon notice by the Lessor to the Lessee, to execute all repairs, works, replacements or removals required within one (1) month (or sooner if required by the Lessor) after the receipt of such notice, to the reasonable satisfaction of the Lessor or the mutually agreed upon independent surveyor.

3.8.3            In case of default by the Lessee, it shall be lawful for workmen or agents of the Lessor to enter into that portion of the Premises shown edged in yellow in the plan set out in Annexure A and execute such repairs, works, replacements or removals.

3.8.4            To pay to the Lessor on demand all expenses so incurred with Interest from the date of expenditure until the date they are paid by the Lessee to the Lessor (such expenses and Interest to be recoverable as if they were rent in arrears).

3.8.5            To permit the Main Lessor and/or the Lessor or their respective servants or agents with or without workmen, tools and equipment during the Term by prior appointment and at the time stipulated by the Lessee to enter upon that portion of the Premises shown edged in yellow in the plan set out in Annexure A to examine the state and condition of the same and of defects decays and wants of reparation and of all breaches of covenants contained in this Lease.

3.9               Lessor’s right of entry for repairs etc

3.9.1            To permit the Lessor and the agents, workmen and others employed by the Lessor or by the Main Lessor by prior appointment and at the time stipulated by the Lessee (but at anytime in any case of an emergency) to enter upon that portion of the Premises shown edged in yellow in the plan set out in Annexure A :-

(a)       to inspect, cleanse, repair, remove, replace, alter or execute any works whatsoever to or in connection with the Conducting Media and ancillary apparatus, easements or services referred to in paragraph 1 of Schedule 2; or

(b)       to effect or carry out any maintenance, repairs, alterations or additions or other works which the Lessor or the Main Lessor may consider necessary or desirable to any part of the Building or the water, electrical, air-conditioning and other facilities and services of the Building; or

(c)       for the purpose of exercising any of the powers and authorities of the Lessor under this Lease; or

(d)       to comply with an obligation of repair, maintenance or renewal affecting the Premises or the Building; or

(e)       to construct, alter, maintain, repair or fix anything or additional thing serving the Building or the adjoining premises or property of the Lessor, and running through or on the Premises; or

(f)        in connection with the development of the remainder of the Building or any adjoining or neighbouring land or premises, including the right to build on or onto or in prolongation of any boundary wall of the Premises;

without payment of compensation for any nuisance, annoyance, inconvenience or damage caused to the Lessee subject to the Lessor (or other person so entering) exercising such right in a reasonable manner.

3.9.2            For the purpose of clauses 3.8.1, 3.8.5 and 3.9.1, the Lessee shall endeavour, within one (1) working day after its receipt of the relevant request, to inform the Lessor or the Main Lessor of the time when access to that portion of the Premises shown edged in yellow in the plan set out in Annexure A will be granted.

3.10             Yield up in repair at the end of the Term

At the expiration or earlier determination of the Term:-

3.10.1          To surrender to the Lessor all keys giving access to all parts of the Premises irrespective of whether or not the same have been supplied by the Lessor.

3.10.2          Quietly to yield up the Premises in the Required Condition, fair wear and tear excepted, to the satisfaction of the Lessor, repaired, cleaned, decorated and kept in accordance with the Lessee’s covenants contained in this Lease.

3.10.3          To remove from the Premises all additions, improvements, fixtures and fittings installed by the Lessee and all notices, notice boards and signs bearing the name of or otherwise relating to the Lessee (including in this context any persons deriving title to the Premises under the Lessee) or its business.

3.10.4          Without prejudice to the generality of the provisions of clause 3.10.2 and clause 3.10.3, to reinstate all air-conditioning installations, sprinkler systems and other electrical and electronic installations therein to their original state as at the date the Lessee first took possession of the Premises to the satisfaction of the Lessor, such reinstatement to be carried out by a specialist contractor nominated by the Lessor and appointed by the Lesssee, under the supervision of the Lessor’s architect, engineer or consultant and the Lessee shall pay for all fees of such architect, engineer or consultant. In all other cases, the removal and reinstatement works in respect of the Premises shall be carried out by a contractor appointed by the Lessee and approved by the Lessor.

3.10.5          To redecorate the Premises to the satisfaction of the Lessor, with two coats of good quality oil paint or emulsion paint and with wall paper for those parts normally wall papered and other appropriate treatment of all internal parts of the Premises including the ceiling and floor in a good workmanlike manner using suitable and appropriate materials as the Lessor may reasonably and properly require.

3.10.6          To make good to the satisfaction of the Lessor all damage to the Premises and the Building resulting from the removal of the Lessee’s belongings, reinstatement or redecoration of the Premises.

3.10.7          If the Lessee fails to remove the fixtures and fittings, reinstate, redecorate or make good any damage to the Premises in accordance with the provisions of this clause 3.10, the Lessor may effect the same at the Lessee’s cost and expense Provided that the Lessor together with the Rent which the Lessor shall be entitled to receive had the period within which such works effected by the Lessor been added to the Term, shall be paid by the Lessee within seven (7) days of demand from the Lessor, and in this connection, a certificate of the Lessor as to the amount of cost and expenses incurred shall be conclusive and binding on the Lessee.

3.11             User

3.11.1          Not to use the Premises otherwise than as a clean room for manufacturing of Gene Chips, reagents, instrumentation and anxilliary storage and office space in respect of that part of the Premises located on the 3rd floor of the Warehouse Building and as office premises in respect of the Premises located on floor 2M of the Main Office Building.

3.12             Covenants affecting use of Premises and Building

3.12.1          Not to store in the Premises any significant quantities of petrol or other specially toxic, explosive or combustible substance or any goods or thing which in the opinion of the Lessor are of an obnoxious, dangerous or hazardous nature, or any unlawful goods or substance save as may be authorized by the relevant authorities.

3.12.2          Not to use the Premises for any noxious, noisy or offensive trade or business nor for any illegal or immoral act or purpose.

3.12.3          Not to hold any sales by auction on the Premises.

3.12.4          Not to hold in or on the Premises any exhibition, public meeting or public entertainment.

3.12.5          Not to permit any vocal or instrumental music in the Premises so that it can be heard outside the Premises.

3.12.6          Not to permit livestock of any kind to be kept on the Premises.

3.12.7          Not to do in or upon the Premises anything which may be or may become or cause a nuisance, annoyance, disturbance, inconvenience or damage to the Lessor or its other lessees of the Building or to the owners, lessees and occupiers of adjoining and neighbouring properties.

3.12.8          Save for any plans, layout and designs agreed upon between the Lessor and the Lessee, not to load, paint or make alterations or additions to or use the floors, walls, ceilings, claddings, curtain wall, its frame structure and its related parts including the fluorocarbon coating thereon or the structure of the Premises in any manner which will cause strain, damage or interference with the structural parts, loadbearing framework, roof, foundations, joists, curtain wall and its related parts and external walls of the Premises or in any manner which will render any related warranties granted in favour of the Lessor null and void and without prejudice to the generality of the foregoing, not to load or permit or suffer to be loaded on any parts of the floors of the Building or the Premises to a weight greater than such weight as may be prescribed by the Lessor as being applicable to the Premises and, when required by the Lessor, to distribute the load on any part of the floor of the Premises in accordance with the directions and requirements of the Lessor and in the interpretation and application of the provisions of this sub-clause, the decision of an independent surveyor, architect or engineer shall be final and binding on the Lessor and the Lessee.

3.12.9          To obtain the prior written consent of the Lessor before bringing upon the Premises any heavy machinery or other plant, equipment or goods with an imposed load in excess of such weight as may be prescribed by the Lessor as being applicable to the Premises. The Lessor may direct the routing, installation and location of all such machinery, plant, equipment and goods and the Lessee shall comply with all such directions, and shall make good and indemnify the Lessor in respect of any damage to the Building caused by the bringing in of such machinery, plant, equipment or goods.

3.12.10        Not to overload the lifts, electrical installation, electrical substation or Conducting Media in the Premises and/or the Building and not to install any additional electrical substation without the prior written consent of the Lessor and any such installation shall be at the Lessee’s cost and be subject to such terms as the Lessor may impose.

3.12.11        Not to do or omit to do anything which interferes with or which imposes an additional loading on any ventilation, air-conditioning or other plant or machinery serving the Building.

3.12.12        Not to do anything whereby any policy of insurance on including or in any way relating to the Premises taken out by the Lessor or the Main Lessor may become void or voidable or whereby the rate of premium thereon or on the remainder of the Building may be increased, but to provide one or more efficient fire extinguishers of a type approved by the Lessor and to take such other precautions against fire as may be deemed necessary by the Lessor or its insurers.

3.12.13        Not to allow any person to sleep in the Premises nor to use the Premises for residential purposes.

3.12.14        Not without the prior written consent of the Lessor to permit the vendors of food or drink or the servants or agents of such vendors to bring to or onto the Premises or any part thereof or onto the Building or any part thereof food or drink for consumption by the occupiers or others in the Premises save and except in the case of the contractor who has been given the right by the Lessor to provide a food and drink service for the occupiers of the Building.

3.12.15        To keep the Premises and every part thereof clean and in the fullest possible hygienic condition and to keep all pipes, drains, basins, sinks and water-closets in the Premises clean and unblocked.

3.12.16        To keep the Premises free of pests, rodents, vermin and insects and to give immediate notice to the Lessor and to the proper public authorities in the event of any infectious illness occurring in the Premises and at the expense of the Lessee to thoroughly fumigate and disinfect the Premises to the satisfaction of the Lessor and such public authorities and otherwise comply with their requirements in regard to the same.

3.12.17        To keep the windows of the Premises closed at all times and, save for any signage approved by the Lessor, not to erect or install any sign, device, furnishing, ornament or object which is visible from the street or from any other building and which, in the opinion of the Lessor, is incongruous or unsightly or may detract from the general appearance of the Building.

3.12.18        To ensure that the decor and design of the exterior of the Premises are in accordance with plans and specifications previously submitted to and approved by the Lessor, and not to make any changes to such external parts without the prior written consent of the Lessor.

3.12.19        To ensure that all doors of the Premises are safely and properly locked and secured when the Premises are not occupied.

3.12.20        Not to cover or obstruct or permit to be covered or obstructed in any manner or by any other article or thing (other than window blinds approved by the Lessor), the windows, sky-lights or ventilating shafts or air inlets or outlets which reflect or admit light or enable air to flow into or out of the Premises or any part of the Building.

3.12.21      (a)         Not to throw, place or allow to fall or cause or permit to be thrown or placed in the lift shafts, water closets or other conveniences in the Building any sweepings, rubbish, waste paper or other similar substances, and the Lessee shall on demand pay to the Lessor the costs of repairing any damage to such lift shafts, water-closets or other conveniences arising therefrom;

(b)       Not to throw or deposit or permit to be thrown or deposited in the Premises any rubbish, refuse or other waste material other than in the receptacles designated for such used;

(c)       To provide separate and suitable water-tight receptacles with plastic liners for all waste and refuse produced or accumulated on the Premises and at the close of each day or more often if required by the Lessor from time to time, remove the same to such area as shall be designated by the Lessor for such use by the Lessee.

3.12.22        Not to permit or cause to be permitted the placing or parking of bicycles, motor cycles or scooters, trolleys and other wheeled vehicles and/or the stocking or storage or littering of goods or things in the common parts of the Building, the corridors, passageways, pavements and the car-parking areas and to keep all such internal and external parts of the Building clear and free of all obstruction at all times.

3.12.23        Not to place or take into the passenger lifts any baggage, furniture, parcels, sacks, bags, heavy articles or other goods or other merchandise save only such light articles as brief-cases, attaché cases and handbags and to use only the service lift prescribed by the Lessor for the transportation of furniture, goods and other heavy equipment.

3.12.24        Not to permit or allow food trays and tiffin carriers to be brought into or carried in any passenger lift and the Lessee shall ensure that such items are conveyed in the service lift only.

3.12.25        Not to permit or allow the contractors, workmen or cleaners (with or without equipment and tools) engaged by the Lessee to use the passenger lifts of the Building and to ensure that they use only the service lift prescribed by the Lessor and not to permit any loading and unloading of any goods, supplies, equipment, machinery or things at any place within the Land except within such areas specifically designated for such purpose.

3.12.26        Not to solicit business, display or distribute advertising material in the carparks or other common areas of the Building.

3.12.27      (a)         To observe and perform or cause to be observed and performed the rules and regulations from time to time made by the Lessor or the Main Lessor in connection with the orderly and proper use of the lobbies, corridors, staircases, lifts, hoists, lavatories and other parts in common use in the Building and access ways and service areas to the Building and also in connection with the security of the Building.

(b)       To observe and perform and to cause all the Lessee’s independent contractors agents invitees or licensees to observe and comply with all the rules and regulations made by the Lessor from time to time for the safe and proper use of the Land and/or the Premises.

3.12.28      (a)         Not to use, permit or suffer the Premises to be kept or used as a place or premises in which any person is employed in contravention of Section 57A of the Immigration Act (Chapter 133) or any statutory modification or re-enactment thereof for the time being in force and to indemnify the Lessor against all costs, claims. Liabilities, fines or expenses whatsoever which may fall upon the Lessor by reason of any non-compliance thereof.

(b)       Not to harbour any illegal immigrants or allow any employee, supplier, contractor, servant, agent or any of their servants or agents (other than those who are Singapore citizens or Singapore Permanent Residents) without the requisite employment passes or work permits to enter and/or remain upon the Premises.

3.12.28        Not to cause or do or suffer to be done any act or thing which may as between the Lessor and the Main Lessor constitute or cause a breach by the Lessor of any of the terms, covenants, conditions or stipulations on the part of the Lessor to be observed or performed by virtue of the Head Lease but shall do or permit to be done any act or thing to comply with or to prevent a breach of any such terms, covenants, conditions or stipulations with no liability on the part of the Main Lessor and the Lessor for any inconvenience, loss, damage, costs, expenses or compensation whatsoever in the event that the Lessor or the Main Lessor, their respective employees, servants or authorized agents with or without workmen, tools and equipment should enter upon the Land or the Premises to do any act or thing which the Lessor or the Main Lessor is entitled to do by virtue of the this Lease, the Head Lease or of any laws, by-laws, rules or regulations. The Lessor shall for the purposes of this sub-Clause 3.12.29 acquaint the Lessee with the terms, covenants, conditions and stipulations of the Head Lease and any variations or amendments thereto as soon as reasonably practicable after the Lessor is aware thereof.

3.12.29        To provide, at its own cost and expense and subject to the prior approval in writing of the Main Lessor, the Lessor and the relevant governmental and statutory authorities, suitable and proper foundation for all machinery, equipment and installations in connection with the approved usage at the Premises. The Lessor and the Main Lessor shall not be liable for any loss, damage or inconvenience that the Lessee may suffer in connection with any defects caused to the ground/production floor slabs, aprons, drains and driveways of the production floor slabs, aprons, drains and driveways of the Premises or from other defects inherent or otherwise in the Premises.

3.12.30        At all times during the Term and the Lessee’s own cost and expense, to:-

(a)       take all necessary steps to ensure that fire hazards in the Premises are prevented or reduced to a minimum and keep within easy access in the Premises adequate fire fighting equipment;

(b)       install the required number of sprinklers, fire extinguishers, fire fighting or other fire protection equipment (“the fire protection equipment”) as may be considered adequate by the Lessor or the Fire Safety Bureau or other competent authority in compliance with the current security or fire safety regulations as prescribed by the Fire Safety Bureau or other competent authority from time to time;

(c)       test, service or otherwise conduct regular inspection of each of the fire protection equipment and maintain each of the fire protection equipment in good working order;

(d)       strictly adhere to and comply with any security measures or fire safety regulations which may be prescribed from time to time by the Lessor or Fire Safety & Shelter Department (FSSD) or other competent authority;

(e)       permit the Lessor or the Fire Safety & Shelter Department or other competent authority at any time and from time to time with or without prior notification, to enter upon the Premises to ascertain the Lessee’s compliance with the Lessee’s obligations under the preceding sub-clauses (b), (c) and (d).

3.13             Advertisements and signs

3.13.1          Unless otherwise previously approved by the Lessor, not to place or display on the exterior of the Premises or on the windows or inside the Premises so as to be visible from the exterior of the Premises any name, writing, notice, sign, illuminated sign, display of lights, placard, poster, sticker or advertisement other than:-

(a)       the name of the Lessee written on the entrance doors of the Premises in a style and manner previously approved in writing by the Lessor; and

(b)       the name of the Lessee displayed in the indicator board in the entrance lobby in the Building.

3.13.2          If any name, writing, notice, sign, placard, poster, sticker or advertisement shall be placed or displayed in breach of these provisions, to permit the Lessor to enter the Premises and remove such name, writing, notice, sign, placard, poster, sticker or advertisement and to pay to the Lessor on demand the expense of so doing.

3.13.3          In the event that any signage erected or installed by the Lessee is required by the Lessor or any government or other authority to be removed, at the Lessee’s own costs and expense to remove such signage, and upon expiry or sooner determination of the Term, at the Lessee’s own costs and expense to remove all sign ages erected or installed by the Lessee.

3.14             Carparks

3.14.1          The Lessor shall provide and allocate without charge Fifteen (15) car parking lots for the Lessee’s exclusive use. Subject thereto, the Lessor may prohibit the Lessee and its officers and employees from parking in the Building or the Land other than in designated parking areas and the Lessee shall at all times notify the Lessor of the vehicle registration numbers of all vehicles currently owned or used by the Lessee, its officers and employees, such notification to be made initially within fourteen (14) days after the Lessee takes possession of the Premises and thereafter within fourteen (14) days after a change occurs.

3.14.2          The Lessee shall pay carpark charges as may be levied or revised from time to time by the Lessor by reference to the market rates for the use of additional carpark lots in the Building or the Land in excess of the 15 lots referred to in Clause 3.14.1. The Lessor may but shall not be obliged to provide any additional car park lots when requested by the Lessee and any such allocation shall be for such duration as may be determined by the Lessor.

3.14.3          The Lessee, its officers and employees shall comply with all rules and regulations imposed from time to time by the Lessor or the Main Lessor on the management and operation of the carparks within the Building or the Land.

3.15             Compliance with statutes etc

3.15.1          Except where such liability may be expressly within the Lessor’s covenants contained in this Lease, to comply in all respects with the provisions of all statutes and regulations for the time being in force and requirements of any competent authority relating to the Premises or anything done in or upon the Premises by the Lessee and to indemnify the Lessor against all actions, proceedings, claims or demands which may be brought or made by reason of such statutes, regulations or requirements or any default in compliance with them.

3.15.2          In particular but without prejudice to the generality of clause 3.15.1:-

(a)       to comply with all requirements under any present or future Act of Parliament, order, by-law or regulation as to the use or occupation of or otherwise concerning the Premises:

(b)       to execute with all due diligence all works to the Premises for which the Lessee is liable in accordance with clauses 3.15.1 and 3.15.2 and of which the Lessor has given notice to the Lessee; and

(c)       if the Lessee shall not comply with clause 3.15.2(b) to permit the Lessor to enter the Premises to carry out such works and to pay to the Lessor on demand the expense of so doing (including surveyors’ and other professional advisers’ fees) together with Interest from the date of expenditure until payment by the Lessee to the Lessor (such monies to be recoverable as if they were rent in arrears).

3.15.3          To obtain and keep in force all governmental approvals, licenses and permits necessary for the conduct of the Lessee’s business at the Premises and ensure that the terms and conditions of such approvals, licenses and permits are strictly adhered to and indemnify the Lessor against any consequences or proceedings arising from the Lessee’s default in complying with the provisions of this sub-Clause 3.15.3.

3.15.4          To give notice thereof forthwith in writing to the Lessor should be Lessee receive any notice from any government or any statutory public or municipal authority with respect to the Premises.

3.16             Notices ‘to let’

3.16.1          Within six (6) months before the expiration or earlier determination of the Term:-

(a)       to permit the Lessor or its agents to fix upon the Premises a notice board for reletting the Premises;

(b)       to permit all persons authorized by the Lessor or its agents to view without interruption the Premises at reasonable hours in connection with any such reletting.

3.17             Indemnity by Lessee

3.17.1          To indemnify and keep indemnified the Lessor from and against:-

(a)       all claims, demands, writs, summonses, actions, suits, proceedings, judgements, orders, decrees, damages, costs, losses and expenses of any nature whatsoever which the Lessor may suffer or incur in connection with loss of life, personal injury and/or damage to property arising from or out of any occurrences in, upon or at the Premises and/or the Land or the use of the Premises, the Land or any part thereof caused by the Lessee or by any of the Lessee’s employees, independent contractors, agents or any permitted occupier;

(b)       all loss and damage to the Premises, the Building, the Land and to all property therein caused directly or indirectly by the Lessee or the Lessee’s employees, independent contractors, agents or any permitted occupier and in particular but without limiting the generality of the foregoing caused directly or indirectly by the use or misuse, waste or abuse of water, gas or electricity or faulty fittings or fixtures.

3.17.2          Without prejudice to the Lessor’s rights under Section 19(4) of the Civil Law Act (Cap.43), the Lessee shall reimburse or indemnify the Lessor against all losses and damages suffered by the Lessor as a result of the Lessee’s breach or non-observance of any of the covenants or obligations contained in this Lease and/or the Lessee’s holding over after expiration of the Term.

3.18             Assignment and subletting

Not without the prior written consent of the Main Lessor and the Lessor to demise, assign, charge, create a trust or agency, mortgage, let, sublet, grant a licence or part with or share the possession or occupation of the Premises or any part thereof or permit any other party or person by way of a licence or otherwise to occupy the Premises or any part thereof at any time during the Term. (JTC Appendix A paragraph (i))

3.19             No subdivision; cost of registration of Lease

3.19.1          Not to require the Lessor to subdivide the Building or any part thereof or to do any act or thing which could result in the Lessor being required to subdivide the Building or any part thereof; and to bear the cost of registering this Lease with the Singapore Land Registry and to do all things necessary for such registration. The Lessee acknowledges that the Main Lessor has not issued the formal Head Lease to the Lessor as at the date of this Lease and agrees not to register this Lease until the Head Lease has been registered.

3.19.2          Not to require the Lessor to deduce its title to the Premises nor reply to any requisitions on title.

3.20            Implied covenants

3.20.1          To observe and perform the covenants, conditions and powers implied by law in instruments of lease ( or to such of them as are not herein expressly negatived or modified).

4.                 LESSOR’S COVENANTS

The Lessor covenants with the Lessee as follows :

4.1               Quiet Enjoyment

Subject to the Lessee paying the Rent and performing the Lessee’s covenants reserved by and contained in this Lease, the Lessee may lawfully and peacefully hold and enjoy the Premises throughout the Term without any interruption by the Lessor or by person lawfully claiming through, under or in trust for the Lessor.

4.2               Property Tax

To pay the property tax levied or charged upon the Premises subject to the Lessee’s payment of its portion of the property tax as provided in clause 3.3.1 of this Lease.

4.3               Management of the Building

4.3.1            Subject always to the provision of clauses 5.1.1 and 5.2.1 hereof :-

(a)       to keep the roof and main drains and main pipes (which serve two or more units in the Building), all external walls and all common parts of the Building including entrances, car parks, staircases, pavements, landings, corridors and passages, sewers, cables, air-conditioning plants and lifts in good and tenantable condition and repair (fair wear and tear excepted );

(b)       To provide:-

(i)            air-conditioning services from 0900 hours to 1700 hours from Mondays to Fridays and 0900 hours to 1300 hours on Saturday, for the Office Building, except for public holidays;

(ii)           lift services;

(iii)          electricity for the lighting of the passages, corridors, staircases, water-closets and other common parts of the Building;

(iv)          water for the common water-closets and toilet facilities in the Building

Provided Always that air-conditioning services may at the request of the Lessee be extended by the Lessor ( but without any obligation so to do) beyond the hours hereinbefore defined and in such an event the Lessee shall bear and pay to the Lessor on demand the costs and expenses for such extension;

(c)       to keep the stairs, passages, corridors, common water-closet, lifts and other common parts of the Building well and sufficiently cleaned and lighted and to provide security services for the protection at night of the Building and the premises therein (but not so as to render the

Lessor liable for any loss sustained by the Lessee through the neglect, default. Negligence or misconduct of any watchman or watchmen employed by the Lessor in connection with the provision of the said security services);

(d)       to insure and keep insured the Building (excluding fittings and fixtures installed by the Lessee) against damage by fire and such other risks as the Lessor may deem fit.

4.4               Interferences with the Lessee’s manufacturing process

Without prejudice to clause 4.1, the Lessor shall not do anything and shall not permit or suffer anything to be done in the immediate vicinity of the Premises which may materially and adversely affect or interfere with the Lessee’s manufacture of Gene Chips Manufacturing in the Premises. Nothing herein shall prohibit the Lessor from doing anything or permitting or suffering the doing of anything in the ordinary course of a warehouse business.

5.                 LESSOR NOT LIABLE

5.1               No claim by Lessee

5.1.1            Notwithstanding anything herein contained and to the extent that such exclusion is permitted by law, the Lessor shall not be liable to the Lessee, nor shall the Lessee have any claim against the Lessor in respect of :-

(a)       any failure or inability of or delay by the Lessor in fulfilling any of its obligations under this Lease or any interruption in any of the services mentioned in clause 4.3.1 by reason of necessary repair or maintenance of any installations or apparatus or damage thereto or destruction thereof or by reason of mechanical or other defect or breakdown or by reason of any circumstances beyond the Lessor’s control (including but not limited to fire, flood, act of god, escape of water, riot, civil commotion, curfew, emergency, labour disputes or shortage of manpower, fuel, materials, electricity or water);

(b)       any act, omission, default, misconduct or negligence of any porter, attendant or other servant or employee, independent contractor or agent of the Lessor in or about the performance or purported performance of any duty relating to the provision of the services or any of them as mentioned in clause 4.3.1;

(c)       any act, omission, default, misconduct or negligence of any contractor nominated or approved by the Lessor pursuant to clauses 3.7.4 and 3.10.4, and any such contractor appointed by the Lessee shall not be deemed to be an agent or employee of the Lessor;

(d)       any damage, injury or loss arising out of the leakage or defect of the piping, wiring and sprinkler system in the Building and/or structure of the Building;

(e)       any damage, injury or loss caused by other lessees or persons in the Building;

(f)        any damage, injury or loss arising from or in connection with the use of the carparks in the Building;

Sub-clauses (a), (d), (e) and (f) of this clause 5.1.1. shall apply for a case of negligence as well as to any other case(s) howsoever arising.

5.1.2            In any event, and not withstanding anything contained in this Lease, in no circumstances (except for the willful default of the Lessor) shall the Lessor be liable, in contract, in tort or otherwise howsoever and whatever the cause thereof for any loss of profit, business, contracts or revenues or for any special, indirect or consequential damage of any nature whatsoever.

5.2               Accidents

5.2.1            The Lessor shall not be responsible to the Lessee or to the Lessee’s employees, independent contractors, agents, invitees, licensees nor to any other persons for any :-

(a)       accident, happening or injury suffered in the Premises or the Building; or

(b)       damage to or loss of any goods or property sustained in the Building ( whether or not due to the negligence or misconduct of any security guards or the failure of any security system for which the Lessor is in any way responsible) ; or

(c)       act, omission, default, misconduct or negligence of any employee of the Lessor or any person acting under such employee in respect of the Premises or the Building,

howsoever occurring.

6.                 PROVISOS

The parties agree to the following provisos :-

6.1              Proviso for re-entry

6.1.1            If and whenever during the Term :-

(a)       any or any part of the Rent reserved by this Lease shall be unpaid for fourteen (14) days after any of the days when they become due for payment ( whether or not they shall have been formally demanded) ; or

(b)       the Lessee shall at any time fail or neglect to perform or observe any of the covenants, conditions or agreements contained in this Lease to be performed or observed by the Lessee; or

(c)       the Lessee shall allow any distress or execution to be levied on the Lessee’s goods; or

(d)       an event of insolvency shall occur in relation to the lease;

it shall be lawful for the Lessor or any person or persons duly authorized by the Lessor for that purpose to re-enter the Premises ( or any part thereof in the name of the whole) at any time (and even if any previous right of re-entry has been waived) and to repossess the Premises and the Term hereby created and this Lease shall absolutely cease and determine whereupon the Lessor may forfeit and retain for its own benefit the deposit

6.1.2            Re-entry in exercise of the rights contained in clause 6.1.1 shall be without prejudice to any rights or remedies of the Lessor in respect of any breach of any covenants by the Lessee contained in this Lease (including the breach in respect of which the re-entry is made).

6.1.3            Without prejudice to any other rights or remedies of the Lessor, the Lessee shall pay to the Lessor compensation and damages for the loss of Rent suffered by the Lessor consequential upon the Lessor exercising its rights of re-entry.

6.1.4            The expression ‘an event of insolvency’ in clause 6.1.1 includes ( in relation to a company or other corporation which is the Lessee) inability of the company to pay its debt, entry into liquidation either compulsory or voluntary (except for the purpose of amalgamation or reconstruction), the passing of a resolution for winding up, the making of a proposal to the company and its creditors for a composition in satisfaction of its debt or a scheme of arrangement of its affairs, the application to the court for the appointment of a judicial manager or the appointment of a receiver or judicial manager and ( in relation to an individual who is the Lessee) inability to pay and having no reasonable prospect of being able to pay his debts, the presentation of a bankruptcy petition, the making of a proposal to his creditors for a composition in satisfaction of his debts or a scheme of arrangement of his affairs or the appointment of a receiver in respect of his property.

6.1.5            In the event that the Main Lessor at any time before the expiry of the Term becomes entitled to and re-enters the Premises or the Land or any part thereof in the name of the whole, this Lease and/or the Term shall upon the said re-entry absolutely determine without prejudice to any rights and/or remedies which have accured to either party against the other under this Lease and without the Lessor (where the re-entry was not caused by the default of the Lessor under the Head Lease) or the Main Lessor being liable for any inconvenience, loss, damages, compensation, costs or expenses whatsoever.

6.1A            Liquidated Damages For Premature Terminate

The Lessee agrees to pay the Lessor liquidated damages for failing to complete the 3 years term of this agreement, any Rent that may be payable for the unexpired period of this Agreement if the Lessee shall terminate this Agreement or this Agreement is terminated as a result of the default of the Lessee, prior to the expiry of this Agreement.

6.2               Power of Lessor to deal with adjoining property and the Premises

6.2.1            The Lessor may deal with as it might think fit with other property belonging to the Lessor adjoining or nearby and to erect or suffer to be erected on such property any buildings whatsoever whether or not such Buildings shall affect or diminish the light or air which may at any time be enjoyed by the Lessee in respect of the Premises.

6.2.2            The Lessor shall have the right at all times without any consent from making any arrangement with the Lessee to alter, reconstruct or modify in any way whatsoever or change the use of the parts of the Building (including all fixtures, fittings, machinery and apparatus therein and thereto), so long as proper means of access to and egress from the Premises are afforded and essential services are maintained at all times.

6.2.3            Nothing contained in this Lease shall confer on the Lessee any right to enforce any covenant or agreement relating to other parts of the Building demised by the Lessor to others, or limit or affect the right of the Lessor in respect of any such other premises to deal with the same and impose and vary such terms and conditions in respect thereof in any manner as the Lessor may think fit.

6.2.4            The Lessor shall have the right at any time without the same constituting an actual or constructive eviction of the Lease, and without incurring any liability to the Lessee therefor, to change the size and type of the doors, door frames and doorways of and to the entrance to the Premises notwithstanding any interference or inconvenience thereby occasioned to the Lessee or any temporary derogation from any of the provisions of this Lease. Provided Always that in regard to the exercise of this right the following provisions shall have effect :-

(a)       before commencing any works in connection with such change the Lessor shall give to the Lessee not less than seven (7) days’ notice of its intention so to do;

(b)       the said works shall be undertaken and completed in such manner as to secure the least amount of interference and inconvenience to the Lessee consistent with the execution of the said works in a reasonable and practical way.

(c)       proper means of access to and egress from the Premises shall be afforded to the Lease and essential services shall be maintained at all times.

6.2.5            The Lessor shall be entitled to improve, extend, vary renovate, reduce or carry out any other works to the Land as it shall deem fit in its absolute discretion but shall make all reasonable efforts to ensure that the same does not materially affect the Lessee’s enjoyment to the Premises or its business therein.

6.2.6            Nothing in this clause 6.2 shall prejudice the provisions of clause 4.4 or exonerate the Lessor from its obligations thereunder.

6.3               Removal of property after determination of Term

6.3.1            If at such time as the Lessee has vacated the Premises after the determination of this Lease, any property of the Lease shall remain in or on the Premises and the Lessee shall fail to remove the same within fourteen (14) days after being requested by the Lessor so to do by a notice to that effect then the Lessor may as the agent of the Lessee sell such property and shall then apply the proceeds of sale after deducting the costs and expenses of removal, storage and sale reasonably and properly incurred by it towards discharging any sum due from the Lessee to the Lessor under the provisions of this Lease and shall hold the balance thereof (if any) to the order of the Lessee.

6.3.2            The Lessee shall indemnify the Lessor against any liability incurred by it to any third party whose property shall have been sold by the Lessor in the bona fide mistaken belief (which shall be presumed unless the contrary be proved) that such property belonged to the Lessee and was liable to be dealt with such pursuant to this clause.

6.4               Notices, consents and approvals

6.4.1            All notices, demands or other communications required or permitted to be given or made hereunder shall be in writing and shall be sufficiently served on the Lessee if the same is addressed to the Lessee and sent by telefax to the telefax number of the Lessee at the Premises or delivered personally or sent by registered post to the Premises or sent by electronic means (including internet email). All notices, demands or other communications shall be sufficiently served on the Lessor if the same is addressed to the Lessor and sent by registered post to the registered office for the time being of the Lessor. Any such notice, demand or communication shall be deemed to have been duly served immediately ( if given or made by facsimile, electronic means or delivered by hand) or (if given or made by letter) twenty-four (24) hours after posting and in proving the same it shall be sufficient to show that the envelope containing the same was duly addressed, stamped and posted.

6.4.2            Where the consent or approval of the Lessor is required for any act, matter or thing whatsoever relating to this Lease or the Premises, the Lessor shall not unreasonably withhold such consent or approval. Without prejudice to the generality of the foregoing, the Lessor shall, in relation to any fitting out, alteration or addition to the Premises or to any changes in the use thereof by the Lessee, uses its best efforts to give its consent or approval within ten (10) working day after it receives the relevant plans, layouts, designs, drawings, specifications and/or details.

6.5               Payments

6.5.1            The Lessee covenants to pay to the Lessor promptly as and when due without demand, deduction, set-off, or counterclaim whatsoever all sums due and payable by the Lessee to the Lessor pursuant to the provisions of this Lease, and covenants not to exercise or seek to exercise any right or claim to withhold rent or claim to legal or equitable set-off.

6.6               Determination of Floor Area

6.6.1            The parties hereby agree that for the purpose of calculating the Rent and Deposit referred to in clause 3.4 and all other matters in relations to this Lease, the parties shall accept that the Floor Area of the respective portions of the Premises shall be as provided in Schedule 1.

6.7               Costs and Expenses

6.7.1            The Lessee agrees to pay the Lessor :-

(a)       all the Lessor’s legal costs and fees incurred in connection with the preparation and completion of this Lease, the stamp duty and all other disbursements and out-of-pocket expenses in respect thereof;

(b)       all the lessor’s costs and expenses (including solicitor’s costs and costs of Lessor’s architect, engineer or surveyor where applicable) incurred in connection with every application made by the Lessee for any consent or approval required under this Lease whether or not such consent or approval shall be granted or given, save for the Lessee’s Works prior to the commencement of the Term.

6.8              Untenantability

6.8.1            If the Premises or any part thereof shall at any time be damaged or destroyed by fire so as to render the Premises unfit for occupation and use (except where such damage or destruction has been caused by, or the policy or policies of insurance in relation to the Premises shall have been vitiated or payment of the policies monies withheld in whole or in part in consequences of, some act or default of the Lessee, its servants, independent contractors, agents or any permitted occupier) the Rent reserved by this Lease or a fair and just proportion thereof according to the nature and extent of the damage sustained shall be suspended until the Premises shall again be rendered fit for occupation and use Provided Always that if the Premises are so badly damaged that there is no reasonable prospect of the Premises being restored for use for the purposes of this Lease within 6 months from the date of damage, then the Lessee or the Lessor may within ninety (90) days after such damage has been sustained give written notice to the other party terminating this Lease and thereupon this Lease shall terminate and the Lessee shall (if still in occupation) vacate the Premises without compensation from the Lessor AND PROVIDED ALSO that the Lessee shall not be entitled to give notice of termination if the damage was caused by any act or default of the Lessee, its servants, independent contractors, agents or any permitted occupier.

AND FURTHER PROVIDED that nothing herein contained shall be deemed to impose any obligation upon the Lessor to rebuild or reinstate or make fit for occupation the Premises.

6.9              No Waiver

6.9.1            Knowledge or acquiescence by the Lessor of any breach by the Lessee of any of the covenants, conditions or obligations herein contained shall not operate or be deemed to operate as a waiver of such covenants, conditions or obligations and any consent or waiver of the Lessor shall only be effective if given in writing. No consent or waiver expressed or implied by the Lessor to or of any breach of any covenant, condition or obligation of the Lessee shall be construed as a consent or waiver to or any other breach of the same or any covenant, condition or obligation and shall not prejudice in any way the rights, powers and remedies of the Lessor herein contained. Any acceptance by the Lessor of Rent reserved by this Lease or any other sum payable under this Lease shall not be deemed to operate as a waiver by the Lessor of any right to proceed against the Lessee in respect of a breach by the Lessee of any of the Lessee’s obligations hereunder.

6.10            No representations

6.10.1          The Lessor shall not be bound by any representation or promises with respect to the Building and its appurtenances, or in respect of the Premises, except as expressly set forth in this Lease with the object and intention that the whole of the agreement between the Lessor and Lessee shall be set forth herein, and shall in no way be modified by any discussions which may have preceded the signing of this Lease. The Lessor does not expressly or impliedly warrant that the Premises are now or will remain suitable or adequate for all or any of the purposes of the Lessee and all warranties (if any) as to suitability and adequacy of the Premises implied by law are hereby expressly negatived.

6.10.2          Provided that the Lessor is supplied at least 6.55 megawatts of electrical power capacity by the relevant authorities, the Lessor agrees to allocate up to 4 megawatts of such capacity to the Lessee. Subject to the foregoing, the Lessor does not warrant or represent that the electrical capacity of the Premises or the Land is sufficient or adequate for the Lessee’s purposes.

6.11            Name of Building

6.11.1          The Lessor shall have the right at all times without obtaining any consent from the Lessee, to change the name or number by which the Building is known.

6.11.2          The Lessee shall not use the name of the Building as part of its trade or business name, other than its address and place of business. The Lessee shall not use a name, trademark or service mark which includes the name of the Building or any derivative name sounding similar thereto for any purpose whatsoever.

6.12            Rules and regulations

6.12.1          The Lessor shall have the right at any time and from time to time to make, add to, amend, cancel or suspend such rules and regulations in respect of the Building as in the judgment of the Lessor from time to time be required for the management, safety, care or cleanliness of the Building or for the preservation of good order therein or for the convenience of the Lessees and all such rules and regulations shall bind the Lessee, the Lessee’s employees, independent contractors, agents, visitors, invitees, licensees and permitted occupiers upon and from the date on which notice in writing thereof is given to it by the Lessor Provided always that the Lessor shall not be liable to the Lessee in any way for violation of the rules and regulations by any person including other Lessees of the Building or the employees, independent contractors, agents, visitors, invitees or licensees of any such persons. If there shall be any inconsistency between the provisions of this Lease and the provisions of such rules and regulations then the provisions of this Lease shall prevail.

6.12.2          Notwithstanding anything herein contained, the Lessor shall have the right at all times to refuse access to the Land or otherwise control such access in respect of any person whose presence on the land may be in the judgment of the Lessor be prejudiced to the safety character reputation and interest of the Land and its lessees or occupiers.

6.13            Outer doors of Building

6.13.1          The Lessor shall so far as practicable keep the outer doors of the Building open so as to provide the Lessee and the Lessee’s employees, independent contractors, agents and permitted occupiers uninterrupted access subject always to the closure of the outer doors of the Office Building after office hours.

6.13.2          The Lessor may in the case of invasion, mob, riot, public excitement or other circumstances rendering such action advisable in the Lessor’s opinion, prevent access to the Building during the continuance of the same and for so long and in such manner as the Lessor deems necessary including the closure of all doors and entrances of the Building.

6.14            Weight and stresses

6.14.1          The Lessor shall in all cases retain and have the power to prescribe the weight and proper position of all iron or steel safes and other heavy machinery and equipment, articles or goods whatsoever in the Premises and any or all damages caused to the Building or any part thereof of the Lessee or anyone on its behalf by taking in or moving out any safe, items of machinery and equipment, furnitures, goods or other articles or during the time such are in the Building, shall be made good by the Lessee. If the Lessee shall not within seven (7) days of the Lessor’s notice, proceed diligently to repair or make good the damage, the Lessor together with Interest from the date of notice until payment by the Lessee to the Lessor shall be paid by the Lessee on demand and such monies shall be recoverable as if they were rent in arrears.

6.15            Holding Over

6.15.1          If the Lessee continues to occupy the Premises beyond the expiration or determination of the Term or fails to deliver vacant possession thereof to the Lessor after the expiration or determination of the Term, with the Lessor’s acquiescence and without any express agreement between the Lessor and the Lessee, the Lessee shall do so as a monthly Lessee and shall pay to the Lessor for every month of such holding over double the amount of Rent and there shall be no renewal of this Lease by operation of law or pursuant to the provisions of this Lease. During the period of such holding over all other provisions of this Lease shall be and remain in effect. Such tenancy shall be determinable at any time by either the Lessor or the Lessee giving to one other (1) month’s notice in writing. The provisions herein shall not be construed as the Lessor’s consent for the Lessee to hold over after the expiration or determination of the Term.

6.16            Severance

6.16.1          The illegality, invalidity or unenforceability of any provision of this Lease under the law of any jurisdiction shall not affect its legality, validity or enforceability under the law of any other jurisdiction nor the legality, validity or enforceability of any provision.

6.17            Lessor’s right of assignment

6.17.1          The Lessor shall be entitled to assign all or any part of the Lessor’s interest under this Lease without notice to the Lessee and upon assignment all the Lessor’s covenants and obligations under this Lease shall cease forthwith and the Lessee hereby agrees upon such assignment to release the Lessor from all the Lessor’s covenants and obligations herein.

6.17.2          The Lessor shall be entitled to transfer all its past, present or future rights, interest and obligations of the Lessor under this Lease to any of its subsidiaries within the meaning of the Companies Act (Cap 50) and the Lessee shall forthwith upon the Lessor’s written request, enter into such novation or other agreements in such form as may be specified by the Lessor to transfer such rights, interest and obligations.

6.18            Placement of Cooling Towers

6.18.1          In consideration of the Lessee fulfilling the Term, complying with the terms and conditions applicable to this Lease and paying the charges provided in Clause 6.18.2, the Lessor agrees to allow the Lessee to place cooling towers on the roof top of the Building to the expiry or earlier termination of the Term, provided that :

(a)       the weight of such cooling towers shall not exceed 5KN per square metre; and

(b)       the position of placement of the cooling towers shall be subject to the Lessor’s approval in writing.

6.18.2      The Lessee shall pay to the Lessor charges for the placement of cooling towers at the monthly rate of $0.30 per square foot based on the area occupied by the cooling towers for the period of placement of the cooling towers. The Lessee shall pay to the Lessor the monthly charges in advance on the first day of each calendar month (each a “Payment Date”). On or before the date of installation of the cooking towers, the Lessee shall pay to the Lessor, a full calendar month’s charges for the placement of the cooling towers. Thereafter, the charges shall be paid on each subsequent Payment Date. The Lessee shall be liable to pay a full calendar month’s charges for placement of cooling towers for any part of the calendar month. The charges for the placement of cooling towers shall be recoverable as if they were rent in arrears. The amount payable by the Lessee under this clause 6.18.2 shall be reviewed at or about the start of each Term Year (as defined in paragraph 2.1 of schedule 4) by reference to the prevailing market rate for storage charges.

6.18.3          The provisions of Clause 2.4 of the Lease shall apply mutatis mutandis to any works that may be required to be performed by the Lessee to install the cooling towers as if such works were Lessee’s Works.

6.18.4          At the expiration or earlier termination of the Term, the Lessee shall remove from the roof top the cooling towers and all additions, improvements, fixtures and fittings installed by the Lessee and reinstate the roof top to the state and condition as at the date the Lessee first installed the cooling towers. The removal and reinstatement works in respect of the cooling towers shall be carried out by a contractor appointed by the Lessee and approved by the Lessor. The Lessee shall make good to the satisfaction of the Lessor all damage to the roof top and the Building resulting from the installation, placement and removal of the cooling towers or the reinstatement of the roof top.

6.19            Alternative dispute resolution

The Lessor and the Lessee agree that if any dispute or disagreement should arise out of or in connection with this Lease, they will seek to resolve such dispute or disagreement amicably by mediation or other alternative dispute resolution procedure acceptable to both of them. If either party fails or refuses to agree to or participate in the mediation or other alternative dispute resolution or if the dispute or disagreement is not resolved to the satisfaction of both the Lessor and the Lessee within 90 days after it first arose, the dispute or disagreement shall be referred to arbitration by a single arbitrator in accordance with the Arbitration Act (Cap.10).

For the avoidance of doubt, this clause 6.19 shall not apply to the failure by the Lessee to pay Rent or other agreed sums under this Lease.

6.20            Governing law and submission to jurisdiction

6.20.1          This Lease shall be construed and governed by the laws of Singapore.

6.20.2          Without prejudice to the clause 6.19, in relation to any legal action or proceeding arising out of or in connection with this Lease (‘Proceedings’), the parties hereby irrevocably submit to the jurisdiction of the courts of Singapore and waive any objection to Proceedings in any such court on the grounds of venue or on the grounds that the Proceedings have been brought in an inconvenient forum. Such submission shall not affect the right of any party to take Proceedings in any other jurisdiction nor shall the taking of Proceedings in any jurisdiction preclude any party from taking Proceedings in any other jurisdiction.

IN WITNESS the parties hereto executed this Agreement on 13th day of February, 2006.

/s/ Bei Keau Ong
Signed by:	Bei Keau Ong
Title:	Acting General Manager
For and on behalf of
KEPPEL LOGISTICS PTE LTD

in the presence of:	/s/ Joanne Ker
Witness:	Joanne Ker

/s/ Barbara A. Caulfield
Signed by:	Barbara A. Caulfield
Title:	Executive Vice President and
General Counsel
For and on behalf of
AFFYMETRIX PTE LTD

in the presence of:	/s/ Felix Peralta
Witness:	Felix Peralta

SCHEDULE 1

DESCRIPTION OF THE PREMISES

All the Premises on the :

(a)               3rd Floor of the Warehouse Building at 7 Gul Circle Singapore 629563, being the area edged red on the annexed plans marked Annexure A, and containing an estimated floor area of 136,000 square feet and the weight stress of 20KN per square meter or thereabouts; and

(b)               Floor 2M of the Office Building at 7 Gul Circle Singapore 629563, being the area edged red on the annexed plan marked Annexure B and containing an estimated floor area of 9170 square feet or thereabouts ;

c)  Open rooftop space for Cooling Towers

Which building is erected on Government Resurvey Lot 1631X of Mukim 7

SCHEDULE 2

TOGETHER WITH ( but to the exclusion of all other liberties, easements, rights or advantages ):

FIRSTLY                                The right for the Lessee and others duly authorized by the Lessee of egress from the Premises in over and along all the usual entrances, landings, lifts, lobbies and corridors leading thereto in common with the Lessor and all others so authorized by the Lessor and all the other persons entitled thereto, such right being only so far as it is necessary and as the Lessor lawfully grant;

SECONDLY                           The right of the Lessee and others duly authorized by the Lessee to use such sufficient toilet facilities in the Building as shall be designated from time to time in writing by the Lessor but such user shall be in common with the Lessor and all other persons entitled thereto;

THIRDLY                              The right for the Lessee and all others authorized by the Lessee to enjoy the benefit of the air-conditioning system installed in the Building (subject to the obligations of the Lessee to connect the same to the air-conditioning distributing ducts installed or to be installed by the Lessee in the Premises) in common with the Lessor and all others so authorized by the Lessor and all other persons entitled thereto.

FOURTHLY                          Affymetrix will be given fifteen (15) complementary car lot spaces in the private car parking area designated by the Lessor.  Additional lots (up to 10 more) can be provided at a nominal charge of S$75.00 per lot per month.  Supplemental car lot spaces, if required, can be provided on the 6th floor (roof top car lot area) or within the open space in the facilitiy at S$50.00 per lot space per month.

The Lessor may but shall not be obliged to provide any additional car park lots when requested by the Lessee and any such allocation shall be for such duration as may be determined by the Lessor.

FIFTHLY                               The right for the Lessee to use the loading & unloading area freely at Lessee’s disposition and to allow the Contractor’s to truck operators up to the loading/unloading area.

SCHEDULE 3

EXCEPTING AND RESERVING unto the Lessor :

1.             the right to the free and uninterrupted passage and running of water, gas, sewage, electricity, air-conditioning services, telephone and other services or suppliers from and to other parts of the Building in and through the Conducting Media and ancillary apparatus which now are or may during the Term be in, under or over the Premises.

2.             all rights of entry upon the Premises referred to in clause 3 of this Lease

SCHEDULE 4

Rent Provision

1.             Lessee’s liability to pay Rent

1.1           The Lessee shall pay to the Lessor the monthly Rent in advance on the first day of each month ( each a ‘Payment Date’).

2.             Calculation of Rent

2.1           The Rent payable for the Premises located on the 3rd Floor of the Warehouse Building (hereinafter referred to as the “Principal Rent”) shall be :

(a)   $112,000.00 per month for the 3rd Floor Warehouse

(b)   $12,000.00 per month for 2M office

(c)   $780.00 per month for Roof Top Open space

A 20% Discount will be given to Affymetrix for the 3rd Floor Warehouse for the month of January 2006 only.